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                                                                   EXHIBIT  23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37385, 333-24941, 333-66445 and 333-69241) pertaining to the
1995 Flexible Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan, and the WebLogic, Inc. 1996 Stock Plan, and the Registration Statements (Form S-3 Nos. 333-58439, 333-63117 and 333-66443) of BEA Systems, Inc. of our report dated February 23, 1999, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 1999.


                                                           /s/ ERNST & YOUNG LLP



Palo Alto, California
April 28, 1999